UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

Date of Report (Date of earliest event reported): November 2, 2012

WYNN RESORTS, LIMITED

(Exact name of registrant as specified in its charter)

Nevada	000-50028	46-0484987
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Las Vegas Boulevard South Las Vegas, Nevada		89109
(Address of principal executive offices)		(Zip Code)

(702) 770-7555

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On November 2, 2012, Wynn Resorts, Limited (the “Company”) held its 2012 Annual Meeting (the “Annual Meeting”) of Stockholders. The Company’s stockholders elected each of the director nominees named in the Company’s proxy statement and approved each of the other two proposals presented. The proposals voted upon at the Annual Meeting and the final results of the stockholder vote on each proposal were as follows:

Proposal 1: Election of Directors

To elect the following Class I directors, each to serve until the 2015 Annual Meeting of Stockholders and until his or her successor is elected and qualified, or until such director’s earlier death, resignation or removal:

Director	Votes For	Votes Withheld	Broker Non-Votes
Linda Chen	73,182,088	4,853,945	9,952,995
Mark D. Schorr	73,315,237	4,720,796	9,952,995
J. Edward Virtue	76,625,737	1,410,296	9,952,995
Elaine P. Wynn	68,906,518	9,129,515	9,952,995

The following Class II directors remain in office with their term expiring in 2013: Stephen A. Wynn, Ray R. Irani, Alvin V. Shoemaker and D. Boone Wayson. The following Class III directors remain in office with their term expiring in 2014: Russell Goldsmith, Robert J. Miller, Kazuo Okada and Allen Zeman.

Proposal 2: Approval of the Company’s Amended and Restated Annual Performance Based Incentive Plan for Executive Officers

To approve the Company’s Amended and Restated Annual Performance Based Incentive Plan:

Votes For	Votes Against	Abstain	Broker Non-Votes
75,811,171	1,157,381	1,067,481	9,952,995

Proposal 3: Ratification of Appointment of Independent Registered Public Accounting Firm

To ratify the Audit Committee’s appointment of Ernst & Young LLP as the independent public accountants for the Company and all of its subsidiaries for 2012:

Votes For	Votes Against	Abstain	Broker Non-Votes
86,580,650	323,175	1,085,203	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNN RESORTS, LIMITED

Date: November 7, 2012	By:	/s/ Matt Maddox
	Name:	Matt Maddox
	Title:	Chief Financial Officer and Treasurer

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